PIONEER RAILCORP

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 2002


ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton,
J. William Sharpe

         FOR all nominees listed above
-------

         FOR all nominees listed above, except
-------

         WITHHOLD authority to vote for all nominees listed above
-------

PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

         FOR the appointment of McGladrey & Pullen, LLP as the Company's 2002 ------- independent public accountants

         AGAINST the appointment of McGladrey & Pullen, LLP as the Company's ------- 2002 independent public accountants


THE UNDERSIGNED APPOINTS GUY L. BRENKMAN AS PROXY, TO VOTE THEIR SHARES AS DIRECTED ABOVE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT THEREOF. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS AND FOR PROPOSALS SUBMITTED BY THE COMPANY AS OUTLINED IN THE PROXY STATEMENT.

Dated:                                  , 2002
      ----------------------------------




Signature

Signature if Held Jointly


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